UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2015

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York 11563

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 18, 2015, Vincent Iacopella, a long-time member of the Board of Directors of Janel Corporation, (the “Company”) resigned from the Board to focus his full attention on his operational responsibilities for the Registrant. Mr. Iacopella continues to be employed by the Company as President of Janel Group, Inc.’s West Region.

On November 18, 2015, William J. Lally, Sr., a long-time member of the Board of Directors of the Company, resigned from the Board to focus his full attention on his operational responsibilities for the Company. Mr. Lally continues to be employed by the Company as President of Janel Group, Inc.’s Midwest Region.

(d) On November 18, 2015, the Board of Directors of the Company elected Gerard van Kesteren to fill the vacancy on the Board resulting from the resignation of Mr. Lally. Mr. van Kesteren will serve until his successor is duly elected and qualified.

In consideration for his Board service, Mr. van Kesteren will receive an annual payment of $40,000, paid quarterly at the end of each quarter. In addition, in January of each year, Mr. van Kesteren will be granted an option to purchase the equivalent of $25,000 of Company common stock, priced at the closing price of the date of the grant on a vesting schedule to be determined by the Board. Mr. van Kesteren will also be entitled to reimbursement for travel and other expenses related to his service.

On November 18, 2015, the Board of Directors of the Company elected Dominique Schulte to fill the vacancy on the Board resulting from the resignation of Mr. Iacopella. Ms. Schulte will serve until his successor is duly elected and qualified.

Ms. Schulte is the managing member of Oaxaca Group, LLC (“Oaxaca”). Pursuant to the terms of the Securities Purchase Agreement dated October 6, 2013, entered into between the Company and Oaxaca (the “Securities Purchase Agreement”), the Company agreed to appoint up to two nominees nominated by Oaxaca to become members of the Company’s Board of Directors. Ms. Schulte was appointed to the Board in accordance with the terms of the Securities Purchase Agreement.

Oaxaca beneficially owns 57.4% of the Company’s common stock. As managing member of Oaxaca, Ms. Schulte has indirect beneficial ownership of the shares held by Oaxaca. (All figures have been adjusted to account for the Company’s 50:1 reverse stock split.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION (Registrant)

Date: November 24, 2015	By:	/s/ Brendan Killackey
Brendan Killackey
Chief Executive Officer